Exhibit 99.1
FOR IMMEDIATE RELEASE

Wescorp Energy Information to be Available Through Standard & Poor’s Market Access Program

CALGARY, Alberta
(Thursday January 28, 2010) – Wescorp Energy Inc. (OTCBB: WSCE) is pleased to announce that its company information will be made available via Standard & Poor's Market Access Program, an information distribution service that enables subscribing publicly traded companies to have their company information disseminated to users of Standard & Poor's Advisor Insight. The company information to be made available through this program includes share price, volume, dividends, shares outstanding, company financial position, and earnings. Standard & Poor's Advisor Insight is an Internet-based research engine used by more than 100,000 investment advisors. A public version of the site is available at www.advisorinsight.com.

In addition, information about companies in Standard & Poor's Market Access Program will be available via S&P's Stock Guide database, which is distributed electronically to virtually all major quote vendors. As part of the program, a full description of Wescorp Energy Inc. will also be published in the Daily News section of Standard Corporation Records, a recognized securities manual for secondary trading in up to 38 states under their Blue Sky Laws.

About Wescorp

Wescorp Energy Inc. (www.wescorpenergy.com) is a clean water company which provides the oil and gas industry with water purification solutions that overcomes environmental remediation challenges.

Wescorp shares currently trade on the NASD.OTC Bulletin Board under the symbol “WSCE”.

Safe Harbor Statement

Any statements contained herein that are not historical facts may be forward-looking statements, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission. These risks may be further discussed in periodic reports and registration statements to be filed by the Company from time to time with the Securities and Exchange Commission in the future.

Investor Relations contact:

Mark Komonoski
Toll-Free	1.877.255.8483
Office Line	1.403.255.8483
Mobile	1.403.470.8384

Email: mkomonoski@wescorpenergy.com
Website: www.wescorpenergy.com

RENMARK FINANCIAL COMMUNICATIONS INC.
JASON ROY: JROY@RENMARKFINANCIAL.COM
BARRY MIRE: BMIRE@RENMARKFINANCIAL.COM
TEL. : 514 939-3989 OR 416 644-2020

Standard and Poor’s Customer Contact:
Richard Albanese
212 438-3647
richard_albanese@standardandpoors.com

Standard and Poor’s Media Relations Contact:
Michael Privitera
212 438-6679
michael_privitera@standardandpoors.com